UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

ASP ISOTOPES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41555	87-2618235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Pennsylvania Avenue NW, Suite 300 Washington, DC	20004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 756-2245

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	ASPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase Agreement relating to PET Labs

On October 30, 2023, ASP Isotopes Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with Nucleonics Imaging Proprietary Limited, a company incorporated in the Republic of South Africa (“Seller”), relating to the purchase and sale of ordinary shares in the issued share capital of Pet Labs Pharmaceuticals Proprietary Limited, a company incorporated in the Republic of South Africa (“PET Labs”). PET Labs is a South African radiopharmaceutical operations company, dedicated to nuclear medicine and the science of radiopharmaceutical production.

Under the Purchase Agreement, the Company has agreed to purchase from the Seller 51 ordinary shares in the issued share capital of PET Labs (representing 51% of the issued share capital of PET Labs) (the “Initial Sale Shares”) and has an option to purchase from the Seller the remaining 49 ordinary shares in the issued share capital of PET Labs (representing the remaining 49% of the issued share capital of PET Labs) (the “Option Shares”). The Company agreed to pay to the Seller an aggregate of USD 2,000,000 for the Initial Sale Shares, of which aggregate amount USD 500,000 is payable on the completion of the sale of the Initial Sale Shares (the “Completion Date”) and USD 1,500,000 is payable on demand after one calendar year from the agreement date. If the Company exercises its option to purchase the Option Shares (which option is exercisable from the agreement date until January 31, 2027, provided that the Initial Sale Shares have been paid for in full), the Company has agreed to pay USD 2,200,000 for the Option Shares.

The Purchase Agreement contains customary representations, warranties and covenants of the parties.

The Purchase Agreement is subject to a suspensive condition relating to the implementation of a pre-completion reorganization of the current shareholders of the Seller (the “Suspensive Condition”) within five business days of the agreement date (the “Satisfaction Date”). Unless fulfilled or otherwise waived by the parties, if the Suspensive Condition is not fulfilled by the Satisfaction Date, the Purchase Agreement provisions related to the purchase and sale of the ordinary shares of Pet Labs by Seller to the Company shall not become effective and the sale of such shares shall not be completed.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On October 29, 2023, the Company issued a press release announcing the entering into of a strategic relationship with PET Labs for the distribution of medical isotopes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Share Purchase Agreement, dated October 30, 2023, by and between ASP Isotopes Inc., as purchaser, and Nucleonics Imaging Proprietary Limited, as seller, relating to the purchase and sale of ordinary shares of Pet Labs Pharmaceuticals Proprietary Limited

99.1	Press Release issued by ASP Isotopes Inc. on October 30, 2023
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASP ISOTOPES INC

Date: November 3, 2023	By:	/s/ Paul Mann
	Name:	Paul Mann
	Title:	Chief Executive Officer

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